                                                    Registration No. 33-58270

      As filed with the Securities and Exchange Commission on June 20, 2002

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                            USFREIGHTWAYS CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                    36-3790696
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                 Identification Number)

  8550 West Bryn Mawr Avenue, Suite 700                   (773) 824-1000
         Chicago, Illinois 60631                   (Telephone number, including
    (Address, including zip code, of               area code, of registrant's
registrant's principal executive offices)          principal executive offices)

                    USFREIGHTWAYS CORPORATION 1992 STOCK PLAN
                            (Full Title of the Plan)

                                Samuel K. Skinner
                 Chairman, President and Chief Executive Officer
                            USFreightways Corporation
                      8550 West Bryn Mawr Avenue, Suite 700
                             Chicago, Illinois 60631
                                 (773) 824-1000

                                    Copy to:

                                Richard C. Pagano
               Senior Vice President, General Counsel & Secretary
                      8550 West Bryn Mawr Avenue, Suite 700
                             Chicago, Illinois 60631
                                 (773) 824-1000

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                             -----------------------

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                                   EXPLANATION

     On February 12, 1993, USFreightways Corporation (the "Registrant") registered on a Form S-8 Registration Statement with the Securities and Exchange Commission, Registration Number 33-58270, 1,260,000 shares of its Common Stock to be made available for issuance under the Registrant's 1992 Stock Option Plan. (The 1,260,000 shares registered for issuance under the Registrant's 1992 Stock Option Plan reflects the Registrant's September 1993 1:5 to 1 stock split.) This Post Effective Amendment No.1 to S-8 Registration Statement Number 33-58270 is being filed to remove from registration 25,000 of the shares of the Common Stock registered thereunder, which remain unsold. Such shares have been transferred to the Registrant's Employee Stock Purchase Plan and registered on a Form S-8 filed for the Employee Stock Purchase Plan.

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                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 19th day of June, 2002.

                                       USFREIGHTWAYS CORPORATION


                                       By: /s/ Christoper L. Ellis
                                           -------------------------------------
                                           Christopher L. Ellis
                                           Senior Vice President, Finance &
                                           Chief Financial Officer

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

                               POWER OF ATTORNEY

     The undersigned hereby appoint Christopher L. Ellis, Robert S. Owen and Richard C. Pagano, and each of them singly, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of USFreightways Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities on this 19th day of June, 2002.


         Signature                                     Title
         ---------                                     -----
/s/ Samuel K. Skinner                    President, Chief Executive Officer
----------------------------------       and Director (Principal Executive Officer)
Samuel K. Skinner

/s/ Christopher L. Ellis                 Senior Vice President, Finance, and Chief
----------------------------------       Financial Officer (Principal Financial Officer)
Christopher L. Ellis

/s/ Robert S. Owen                       Controller and Principal Accounting Officer
----------------------------------
Robert S. Owen

/s/ Robert V. Delaney                    Director
----------------------------------
Robert V. Delaney

/s/ Neil A. Springer                     Director
----------------------------------
Neil A. Springer

/s/ William N. Weaver, Jr.               Director
----------------------------------
William N. Weaver, Jr.

/s/ Morley Koffman                       Director
----------------------------------
Morley Koffman

/s/ John W. Puth                         Director
----------------------------------
John W. Puth

/s/ Anthony J. Paoni                     Director
----------------------------------
Anthony J. Paoni

/s/ Stephen B. Timbers                   Director
----------------------------------
Stephen B. Timbers

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